Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Brad W. Buss

EVP Finance & Administration and CFO

(408) 943-2754

Joseph L. McCarthy

VP Corporate Communications

(408) 943-2902

Cypress Reports Third-Quarter 2009 Results

•	Q3 results exceeded guidance

•	Revenue increased 15% sequentially

•	Gross margin exceeded 2008 peak

•	Debt free; Cash and investments of $1.85 per basic share

•	TrueTouch™ touchscreen revenue continued to exceed expectations

SAN JOSE, Calif., October 15, 2009—Cypress Semiconductor Corp. (NYSE: CY) today announced that revenue for the 2009 third quarter was $178.7 million, up 15% from $155.8 million for the prior quarter, and down 20% from $222.7 million for the year-ago period (excluding SunPower).

Cypress recorded a GAAP net loss of $19.7 million in the 2009 third quarter, or a diluted net loss per share of $0.13. This compares with last quarter’s diluted net loss per share of $0.32 and diluted earnings per share in the year-ago third quarter of $0.86.

Non-GAAP1 net income for the 2009 third quarter—excluding stock-based compensation, acquisition-related charges, restructuring and other special charges and credits—totaled $19.2 million, or diluted earnings per share of $0.10. That compares with a non-GAAP1 diluted net loss per share of $0.03 for the prior quarter and diluted earnings per share of $0.15 for the year-ago third quarter.

Cypress President and CEO T.J. Rodgers said, “Third-quarter revenue increased 15% sequentially, building on the 12% revenue growth we achieved in Q2. We exceeded the upper end of our guidance due to strong growth in CCD and MID attributable to our programmable products and increased share gains in our high-performance SRAMs. CCD grew 26% sequentially, led by our PSoC® family and USB products.

“PSoC revenue benefitted from seasonal strength, new customers and continued strong increases in our touchscreen revenue as initial design wins began to ramp into production,” Rodgers said. “We continue to achieve significant proprietary product design wins—especially with our TrueTouch touchscreen products, and expect to continue capturing increased market share in SRAMs.

“Our non-GAAP gross margin of 51.9% exceeded the 2008 peak non-GAAP gross margin due to strong factory performance, a higher percentage of wafer starts from our foundry partners and a higher mix of programmable and proprietary products,” Rodgers continued. “Lead times have not increased and customer ordering patterns continue to remain fairly short, however, we are encouraged that customers are providing increased backlog visibility. Our Q3 book-to-bill was 1.21, driven by PSoC and SRAMs.

“Cypress and the industry have seen two strong quarters of revenue growth,” said Rodgers. “While we can’t predict where the macro economy will go, we are seeing more positive signs of end-market stability and continued low overall supply chain inventories. We remain very proactive in managing our cost structure and have a very solid balance sheet with $281 million in cash and investments with no debt. Customer acceptance of our new products remains very strong and we are pleased with high-profile design wins in many new end markets. In addition we recently launched our revolutionary PSoC 3 and PSoC 5 embedded solutions which increase the market addressed by PSoC from $1.5 billion to $15 billion.”

BUSINESS REVIEW

+ Non-GAAP1 consolidated gross margin for the third quarter was 51.9%, up 7.7 percentage points from the previous quarter, and the highest reported since 2004. The increase was due mainly to higher factory absorption, increased wafer starts from our foundry partners and a favorable product mix. Excluding Emerging Technologies3, our Core Semiconductor4 non-GAAP gross margin was 53.7%, up 7.8 percentage points sequentially.

+ On a GAAP basis, third-quarter consolidated gross margin was 47.3%, up 10.6 percentage points from the previous quarter. Our Core Semiconductor4 gross margin on a GAAP basis was 49.1%.

+ Third-quarter net inventory increased slightly quarter-on-quarter, as expected, and net days of inventory fell by 5.3%. Net inventory decreased 33.5% on a year-over-year basis.

+ Non-GAAP1 operating expenses were $75.8 million, down 14.5% from the year-ago quarter as a result of our ongoing cost-reduction program, and down 17.2% excluding the non-cash charges of $2.4 million from our deferred compensation plan.

+ Cypress has no outstanding debt as of the end of Q3 2009.

+ Cash and investments totaled $281 million or $1.85 per basic share.

Additional third-quarter data and comparisons relevant to Cypress’s business units are presented below:

BUSINESS UNIT SUMMARY FINANCIALS (UNAUDITED)

THREE MONTHS ENDED

September 27, 2009

	CCD[2]	DCD[2]	MID[2]	Core Semi[4]	Emerging Tech.[3]	Consolidated
REVENUE ($M)	78.8	25.1	71.7	175.6	3.1	178.7
Percentage of total revenues	44.1%	14.0%	40.1%	98.2%	1.8%	100.0%

GROSS MARGIN (%)
On a GAAP basis	49.5%	64.2%	43.4%	49.1%	(53.1)%	47.3%
On a non-GAAP[1] basis	54.1%	68.8%	48.0%	53.7%	(48.5)%	51.9%

THREE MONTHS ENDED June 28, 2009
	CCD[2]	DCD[2]	MID[2]	Core Semi[4]	Emerging Tech.[3]	Consolidated
REVENUE ($M)	62.3	25.5	66.2	154.0	1.8	155.8
Percentage of total revenues	40.0%	16.4%	42.5%	98.9%	1.1%	100.0%

GROSS MARGIN (%)
On a GAAP basis	40.9%	57.3%	28.8%	38.4%	(115.0)%	36.7%
On a non-GAAP[1] basis	48.0%	64.5%	36.8%	45.9%	(107.8)%	44.2%

1.	Refer to “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures” following this press release for a detailed discussion of management’s use of non-GAAP financial measures, as well as reconciliations of all non-GAAP financial measures presented in this press release to the most directly comparable GAAP financial measures.
2.	CCD – Consumer and Computation Division; DCD—Data Communications Division; MID—Memory and Imaging Division.
3.	“Emerging Technologies”—Business outside our core semiconductor businesses outlined in footnote 4. Includes wholly owned subsidiaries Cypress Envirosystems and AGIGA Tech.
4.	“Core Semiconductor”—Includes CCD, DCD and MID divisions and excludes “Emerging Technologies.”

THIRD-QUARTER 2009 HIGHLIGHTS

+ Programmable and proprietary products accounted for 82.8% of Cypress’s revenue in the third quarter, up from 79.2% of revenue in the second quarter.

+ Cypress introduced two new PSoC architectures, PSoC 3 and PSoC 5, and a revolutionary integrated design environment named PSoC Creator™. Cypress’s new PSoC 3 and 32-bit PSoC 5 architectures dramatically improve upon the analog and CPU performance of PSoC 1 and significantly expand Cypress’s addressed market from $1.5 billion to more than $15 billion. PSoC Creator is a unique design tool that allows engineers to “design the way they think,” using schematic-based design capture and dozens of certified, firmware-defined, pre-packaged peripherals.

+ Cypress licensed a broad range of intellectual property from ARM for use in next-generation programmable platforms, including its newest PSoC architectures. The license agreement includes the 32-bit ARM® Cortex™-M3 processor (which is being employed in the new PSoC 5 architecture) the ARM9™ processor, and more than 75 other IP elements.

+ Cypress introduced a new family of high-accuracy, multi-touch, all-point TrueTouch™ touchscreen solutions for mobile handsets, portable media players, notebook computers, digital cameras and other devices. The TMA300 family can track up to 10 finger points simultaneously and supports both traditional and multi-finger custom gestures.

+ Samsung has selected Cypress’s TrueTouch touchscreen solution to drive the user interface on its new 18910 “Omnia HD” mobile phone. The company is also using Cypress’s power-saving MoBL® Dual-Port interconnect in the phone to optimize multimedia performance.

+ Cypress’s water-resistant CapSense® touch-sensing solution is powering the touch control interface of Midea’s new TW025LC7-BR microwave oven. Midea is one of China’s largest appliance makers.

+ Cypress’s PowerPSoC® family of integrated power controllers has won Design News magazine’s “Golden Mousetrap” award for excellence in power management and control. PowerPSoC is the industry’s first single-chip solution that both controls and drives high-power LEDs.

+ WAC Lighting, a leading manufacturer of decorative and task lighting, has selected Cypress’s EZ-Color™ controller to drive the LEDs in its new color-changing INVISILED™ PALETTE tape light system for display and accent lighting markets. The EZ-Color controller manages red, green and blue diodes to create unique color-changing effects.

+ Cypress introduced a monolithic 144-Mb QDR SRAM. The new, 65-nm device offers the industry’s fastest clock speed of 500 MHz and data throughput of up to 80 Gbps, dramatically expanding the performance of networking and signal-processing applications.

+ Cypress introduced a new 1-Mbit serial non-volatile static random access memory (nvSRAM) family and new 4-Mbit and 8-Mbit parallel nvSRAMs with an integrated real-time clock. In the event of a power outage, nvSRAMs provide fail-safe battery-free data backup capabilities for storage, networking, gaming, automotive, industrial and embedded systems.

+ Cypress subsidiary AGIGA Tech Inc. introduced the AGIGARAM™ CAPRI family of battery-free, nonvolatile RAM devices. With up to an industry-leading two gigabytes of density, the CAPRI family preserves mission-critical data in high-end networking, storage, industrial and embedded market applications.

+ Cypress announced shipment of its one-billionth USB controller. The USB market leader, Cypress has been shipping USB products since 1996 and offers the industry’s most complete portfolio of USB devices, including low-, full-, and high-speed controllers, embedded hosts, hubs, bridges, transceivers and wireless solutions.

+ Cypress also introduced two automotive (AEC-Q100)-qualified USB devices. The EZ-USB® HX2LP four-port, high-speed USB hub and EZ-Host™ full-speed USB host target navigation, infotainment, vehicle data recorders, data loggers and other applications.

+ Cypress introduced enCoRe® V full-speed USB and low-voltage wireless controllers. The devices offer more memory and more I/Os than their predecessors, supporting enhanced multimedia features in keyboards, mice, remote controls and other human interface devices.

+ Cytech Global Pte Ltd. has signed an agreement to distribute Cypress’s complete line of proprietary and programmable solutions throughout India and the ASEAN countries.

+ Cypress’s University Alliance Program and India’s Bhubaneswar Institute of Technology will build a new PSoC laboratory at the institute in Bangalore. Cypress will provide hands-on training, kits and software to support the lab which will soon begin offering PSoC-based coursework to its electrical- and electronics-engineering students.

ABOUT CYPRESS

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the flagship PSoC® programmable system-on-chip families and derivatives such as PowerPSoC® solutions for high-voltage and LED lighting applications, CapSense® touch sensing and TrueTouch™ solutions for touchscreens. Cypress is the world leader in USB controllers, including the high-performance West Bridge® solution that enhances connectivity and performance in multimedia handsets. Cypress is also a leader in high-performance memories and programmable timing devices. Cypress serves numerous markets including consumer, mobile handsets, computation, data communications, automotive, industrial and military. Cypress trades on the NYSE under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the fourth quarter of 2009 and the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market, our expectations regarding our Q409 and Q110 revenue; our expectations regarding seasonality in Q4; the strength and growth of our proprietary and programmable products, especially PSoC, PSoC3 and PSoC5, USB, CapSense and True Touch products; our TrueTouch, CapSense, PSoC and other high profile design win penetration; our expected market share in the SRAM market, our gross margins, supply chain inventories, customer backlog orders, visibility in the markets we serve, and our ability to outgrow the market in revenue once the economy recovers. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. This press release sets forth our preliminary and unaudited financial results for our third fiscal quarter. Our actual results may differ materially due a variety of uncertainties and risk factors, including but not limited to business conditions and growth trends in the semiconductor market, seasonality in the markets we serve, our visibility into the markets we serve, the stability of the ordering patterns of our customers, the accuracy of the point of sale reporting by our distributors, the demand and growth in the markets we serve, our ability to achieve lower operating expenses and to maintain a solid balance sheet, strong earnings and cash flow, the actions of our competitors, our ability to develop and roll out new products, our factory utilization, whether our products perform as expected, customer acceptance of Cypress and its subsidiaries’ products as evidenced by design wins, whether the expected growth in the markets we serve materializes, our ability to maintain and improve our gross margins and realize our bookings, the financial performance of our subsidiaries, and other risks described in our filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, PSoC, PowerPSoC, CapSense, MoBL, and West Bridge are registered trademarks of Cypress Semiconductor Corporation. TrueTouch, PSoC Creator, Programmable System-on-Chip, EZ-Color, and QDR are trademarks of Cypress Semiconductor Corporation. AGIGARAM is a trademark of AGIGA Tech Corp. SunPower is a registered trademark of SunPower Corporation. ARM is a registered trademark and ARM9 and Cortex are trademarks of ARM Holdings Plc. INVISILED is a trademark of WAC Lighting. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 27, 2009	December 28, 2008
ASSETS
Cash, cash equivalents and short-term investments (a)	$246,368	$237,792
Accounts receivable, net	103,101	91,942
Inventories, net (b) (d)	84,631	114,862
Property, plant and equipment, net	270,790	296,789
Goodwill and other intangible assets	48,093	50,513
Other assets	138,148	136,834

Total assets	$891,131	$928,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$49,549	$42,570
Deferred income	75,590	82,465
Convertible debt (c)	—	27,023
Income tax liabilities	44,335	26,800
Other accrued liabilities	101,254	111,447

Total liabilities	270,728	290,305
Stockholders’ equity (d)	620,403	638,427

Total liabilities and stockholders’ equity	$891,131	$928,732

(a)	Cash, cash equivalents and short-term investments do not include $34 million and $35 million of auction rate securities, which are classified as long-term investments in “Other assets” as of September 27, 2009 and December 28, 2008.
(b)	Net inventories included approximately $18 million and $20 million as of September 27, 2009 and December 28, 2008, respectively related to the last-time-build program for Cypress’s Texas manufacturing facility, which ceased operations at the end of fiscal 2008. In addition, inventories include $6 million and $11 million of capitalized inventories related to SFAS No.123(R) now referred to as ASC 718, as of September 27, 2009 and December 28, 2008, respectively.
(c)	As adjusted due to the implementation of FSB ASP 14-1 now referred to as ASC 470-20, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”
(d)	During the third quarter of 2009, we identified historically immaterial errors related to the value of our raw material inventory balances located in the Philippines. The Company has determined that these errors were not material to any of the individual prior periods presented and accordingly, the financial statements as of December 28, 2008 have been recast to correct for the immaterial errors in accordance with SAB 108.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	September 27, 2009	June 28, 2009	September 28, 2008
Revenues	$178,719	$155,784	$222,681
Cost of revenues (c)	94,184	98,672	124,165

Gross margin (a)	84,535	57,112	98,516
Operating expenses (credits):
Research and development (a)	43,162	48,196	54,395
Selling, general and administrative (a)	55,116	53,068	79,495
Amortization of acquisition-related intangibles	834	834	963
Gains on divestitures	—	—	(9,966)
Restructuring charges	4,838	1,089	7,872

Total operating expenses, net	103,950	103,187	132,759

Operating loss	(19,415)	(46,075)	(34,243)
Interest and other income (expense), net (b)	(5)	2,114	183,757

Loss from continuing operations before income taxes and minority interest	(19,420)	(43,961)	149,514
Income tax benefit (provision)	(236)	(1,324)	(22,364)

Loss from continuing operations	(19,656)	(45,285)	127,150
Income from discontinued operations, net of taxes and minority interest	—	—	10,831

Net income (loss)	$(19,656)	$(45,285)	$137,981

Basic net income (loss) per share:
Continuing operations	$(0.13)	$(0.32)	$0.84
Discontinued operations	—	—	0.07

Basic net income (loss) per share	$(0.13)	$(0.32)	$0.91

Diluted net income (loss) per share:
Continuing operations	$(0.13)	$(0.32)	$0.79
Discontinued operations	—	—	0.07

Diluted net income (loss) per share	$(0.13)	$(0.32)	$0.86

Shares used in per-share calculation:
Basic	151,784	141,107	151,939
Diluted	151,784	141,107	160,066
(a) Includes the following credit (expense) related to Cypress’s deferred compensation plan:

Gross margin	$(268)	$(252)	$644
Research and development	$(737)	$(749)	$742
Selling, general and administrative	$(1,670)	$(1,572)	$566
Interest and other income (expense), net	$2,514	$2,310	$(2,232)

(b)	As adjusted due to the implementation of FSB ASP 14-1 now referred to as ASC 470-20, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”
(c)	During the third quarter of 2009, we identified historically immaterial errors related to the value of our raw material inventory balances located in the Philippines. The Company has determined that these errors were not material to any of the individual prior periods presented and accordingly, the financial statements for three months ended September 28, 2008 have been recast to correct for the immaterial errors in accordance with SAB 108.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands)

(Unaudited)

	Three Months Ended September 27, 2009
	CCD (b)	DCD (b)	MID (b)	Core Semi (c)	Emerging Technologies (d)	Consolidated
GAAP gross margin	$39,000	$16,107	$31,088	$86,195	$(1,660)	$84,535
Stock-based compensation expense	3,657	1,165	3,328	8,150	145	8,295
Other acquisition-related expense	—	—	—	—	(1)	(1)

Non-GAAP gross margin	$42,657	$17,272	$34,416	$94,345	$(1,516)	$92,829

	Three Months Ended June 28, 2009
	CCD (b)	DCD (b)	MID (b)	Core Semi	Emerging Technologies	Consolidated
GAAP gross margin	$25,456	$14,614	$19,056	$59,126	$(2,014)	$57,112
Stock-based compensation expense	4,475	1,832	4,755	11,062	126	11,188
Other acquisition-related expense	—	—	559	559	—	559

Non-GAAP gross margin	$29,931	$16,446	$24,370	$70,747	$(1,888)	$68,859

	Three Months Ended September 28, 2008
	CCD (b)	DCD (b)	MID (b)	Core Semi	Emerging Technologies	Consolidated
GAAP gross margin (e)	$44,657	$23,321	$30,380	$98,358	$158	$98,516
Stock-based compensation expense	6,196	2,325	5,411	13,932	40	13,972
Other acquisition-related expense	1	—	—	1	(1)	—
Changes in value of deferred compensation plan	—	—	—	—	5	5

Non-GAAP gross margin	$50,854	$25,646	$35,791	$112,291	$202	$112,493

(a)	Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.
(b)	CCD—Consumer and Computation Division; DCD—Data Communications Division; MID—Memory and Imaging Division.
(c)	“Emerging Technologies”—Business outside our core semiconductor businesses outlined in footnote d. Includes wholly owned subsidiaries Cypress Envirosystems and AGIGA Tech.
(d)	“Core Semiconductor”—Includes CCD, DCD and MID divisions and excludes “Emerging Technologies.”
(e)	During the third quarter of 2009, we identified historically immaterial errors related to the value of our raw material inventory balances located in the Philippines. The Company has determined that these errors were not material to any of the individual prior periods presented and accordingly, the financial statements for three months ended September 28, 2008 have been recast to correct for the immaterial errors in accordance with SAB 108.

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	September 27, 2009	June 28, 2009	September 28, 2008
GAAP research and development expenses	$43,162	$48,196	$54,395
Stock-based compensation expense	(7,680)	(10,746)	(15,969)
Other acquisition-related expense	(16)	(23)	(36)
Changes in value of deferred compensation plan	(51)	(104)	(6)

Non-GAAP research and development expenses	$35,415	$37,323	$38,384

GAAP selling, general and administrative expenses	$55,116	$53,068	$79,495
Stock-based compensation expense	(14,701)	(15,746)	(27,884)
Other acquisition-related expense	(22)	16	(1,346)
Changes in value of deferred compensation plan	(4)	(8)	(4)

Non-GAAP selling, general and administrative expenses	$40,389	$37,330	$50,261

GAAP operating loss	$(19,415)	$(46,075)	$(34,243)
Stock-based compensation expense	30,676	37,680	57,825
Acquisition-related expense:
Amortization of acquisition-related intangibles	834	834	963
Other acquisition-related expense	37	566	1,382
Changes in value of deferred compensation plan	55	112	15
Gains on divestitures	—	—	(9,966)
Restructuring charges	4,838	1,089	7,872

Non-GAAP operating income (loss)	$17,025	$(5,794)	$23,848

GAAP net income (loss)	$(19,656)	$(45,285)	$137,981
Stock-based compensation expense	30,676	37,680	57,825
Acquisition-related expense:
Amortization of acquisition-related intangibles	834	834	963
Other acquisition-related expense	37	566	1,382
Changes in value of deferred compensation plan	55	112	15
Gains on divestitures	—	—	(9,966)
Restructuring charges	4,838	1,089	7,872
Investment-related gains/losses	3,172	292	222
Gain on sale of Sunpower shares	—	—	(192,048)
Impact of FSP APB 14-1	—	392	9,939
Tax effects	(707)	542	21,476
Income from discontinued operations	—	—	(10,831)

Non-GAAP net income (loss)	$19,249	$(3,778)	$24,830

GAAP net income (loss) per share - diluted	$(0.13)	$(0.32)	$0.86
Stock-based compensation expense	0.20	0.27	0.36
Acquisition-related expense:	—	—	—
Amortization of acquisition-related intangibles	0.01	0.01	0.01
Other acquisition-related expense	—	—	0.01
Changes in value of deferred compensation plan	—	—	—
Gains on divestitures	—	—	(0.06)
Restructuring charges	0.03	0.01	0.05
Investment-related gains/losses	0.02	—	—
Gain on sale of Sunpower shares	—	—	(1.20)
Impact of FSP APB 14-1	—	—	0.06
Tax effects	—	—	0.13
Non-GAAP share count adjustment	(0.03)	—	—
(Income) loss from discontinued operations	—	—	(0.07)

Non-GAAP net income (loss) per share - diluted	$0.10	$(0.03)	$0.15

(a)	Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

CYPRESS SEMICONDUCTOR CORPORATION

CONSOLIDATED DILUTED EPS CALCULATION

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	September 27, 2009			June 28, 2009			September 28, 2008
	GAAP		Non-GAAP	GAAP		Non-GAAP	GAAP		Non-GAAP
Net income (loss) from continuing operations		$(19,656)	$19,249		$(45,285)	$(3,778)		$127,150	$24,830
Income (loss) from continuing operations for diluted computation		(19,656)	19,249		(45,285)	(3,778)		127,150	24,830
Income from discontinued operations		—	—		—	—		10,831	—

Net income (loss) for diluted computation		$(19,656)	$19,249		$(45,285)	$(3,778)		$137,981	$24,830

Weighted-average common shares outstanding		151,784	151,784		141,107	141,107		151,939	151,939
Effect of dilutive securities:
Convertible debt		—	1,922		—	—		2,529	2,529
Warrants		—	1,674		—	—		153	153
Stock options, unvested restricted stock and other		—	42,585		—	—		5,445	10,023

Weighted-average common shares outstanding for diluted computation		151,784	197,965		141,107	141,107		160,066	164,644

Net income (loss) per share - diluted:
Continuing operations		$(0.13)	$0.10		$(0.32)	$(0.03)		$0.79	$0.15
Discontinued operations		—	—		—	—		0.07	—

Net income (loss) per share - diluted		$(0.13)	$0.10		$(0.32)	$(0.03)		$0.86	$0.15

	September 27, 2009			June 28, 2009			September 28, 2008
Average Stock Price for the three months ended	$		10.20	$		7.95	$		4.29
Common Stock Outstanding at quarter end (in thousands) Excluding unvested restricted stock awards of approximately 2.5 million and 3.0 million shares at September 27, 2009 and June 28, 2009, respectively. None at September 28, 2008.		155,376			144,460			153,257

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA FOR CONTINUING OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2009	June 28, 2009	September 28, 2008	September 27, 2009	September 28, 2008
Selected Cash Flow Data (Preliminary):
Net cash provided by (used in) operating activities	$24,301	$5,531	$12,102	$14,028	$61,261
Net cash provided by (used in) investing activities	$(29,333)	$(23,590)	$257,250	$(37,702)	$294,737
Net cash provided by (used in) financing activities	$(16,696)	$20,510	$(647,497)	$10,039	$(913,675)

Other Supplemental Data (Preliminary):
Capital expenditures	$6,823	$4,907	$12,888	$18,278	$34,050
Depreciation	$11,969	$12,951	$16,795	$38,500	$51,687

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in details below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Non-GAAP financial measures used by Cypress include:

•	Gross margin;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted net income (loss) per share.

Cypress uses each of these non-GAAP financial measures for internal managerial purposes, when providing its financial results and business outlook to the public, and to facilitate period-to-period comparisons. Management believes that these non-GAAP measures provide meaningful supplemental information regarding Cypress’s operational and financial performance of current and historical results. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.

Cypress believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, are useful to investors because they allow investors to see Cypress’s results “through the eyes” of management as these non-GAAP financial measures reflect Cypress’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Cypress’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Cypress’s operating results in a manner that is focused on the performance of its ongoing operations.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Cypress’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cypress’s control. As a result, management excludes this item from Cypress’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Cypress’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

•	Acquisition-related expense.

Acquisition-related expense primarily includes: (1) impairment of goodwill, (2) amortization of intangibles, which include acquired intangibles such as purchased technology, patents and trademarks, (3) a settlement loss resulted from the cancellation of a licensing agreement with Simtek following the acquisition, and (4) earn-out compensation expense, which include compensation resulting from the achievement of milestones established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Cypress’s performance after completion of acquisitions, because they are not related to Cypress’s core operating performance. Adjustments of these items provide investors with a basis to compare Cypress against the performance of other companies without the variability caused by purchase accounting.

•	Changes in value of Cypress’s key employee deferred compensation plan.

Cypress sponsors a voluntary deferred compensation plan which provides certain key employees with the option to defer the receipt of compensation in order to accumulate funds for retirement. The amounts are held in a trust and Cypress does not make contributions to the deferred compensation plan or guarantee returns on the investment. Changes in the value of the investment in Cypress’s common stock under the plan are excluded from the non-GAAP measures. Management believes that such non-cash item is not related to the ongoing core business and operating performance of Cypress, as the investment contributions are made by the employees themselves.

•	Restructuring charges.

Restructuring charges primarily relate to activities engaged by management to make changes related to its infrastructure in an effort to reduce costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Cypress has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results from continuing operations.

•	Investment-related gains/losses.

Investment-related gains/losses primarily include: (1) gain on sale of SunPower common stock, (2) impairment loss related to Cypress’s investment when it determines the decline in fair value is other-than-temporary in nature, and (3) gains/losses related to the sales of its debt and equity investments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and operating performance of Cypress, and in most cases, such transactions have not historically occurred in every quarter. As such, management believes that it is appropriate to exclude investment-related gains/losses from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.

•	Gains on divestitures.

Cypress recognizes gains resulting from the exiting of certain non-strategic businesses that no longer align with Cypress’s long-term operating plan. Cypress excludes these items from its non-GAAP financial measures primarily because it is not reflective of the ongoing operating performance of Cypress’s business and can distort the period-over-period comparison.

•	Impact of FSP APB 14-1

During the first quarter of fiscal 2009 we adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments that May Be Settled in Cash upon Conversion,” which specified that Cypress that Cypress should separately account for the liability and equity components of the instruments. The adoption required the retrospective application of the FSP and we recorded additional non-cash interest expense. These costs are excluded from the non-GAAP financial measures because such non-cash expenses have not historically occurred in every quarter, which would affect the ability of investors to compare Cypress’s period-over-period operating results. In addition, management does not believe that this item is indicative of the ongoing operating performance of Cypress’s business.

•	Related tax effect.

Cypress adjusts for the income tax effect that resulted from the non-GAAP adjustments as described above.

•	Income (loss) from discontinued operations.

Cypress completed the spin-off of SunPower in the fourth quarter of fiscal 2008 and restated the financial statements to present SunPower as discontinued operations for all periods. Management no longer evaluates SunPower’s results and therefore believes that it is appropriate to exclude SunPower from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over period operating results on a stand-alone basis.